Hippo Reports Second Quarter 2026 Financial Results July 30, 2026 SAN JOSE, Calif. (PRNewswire) -- Hippo Holdings Inc. (NYSE: HIPO), a technology-native insurance platform reported net income of $10 million, or $0.38 per diluted share and adjusted net income of $21 million, or $0.79 per diluted share, for the quarter ended June 30, 2026. Second Quarter Highlights • Gross Written Premium of $482 million increased 61.5% over 2Q25 • Net income of $10 million up from $1 million in 2Q25 • Adjusted net income of $21 million (1) increased 23.5% over 2Q25 • Combined Ratio improved 4 percentage points to 95.8% compared to 2Q25 • Net Loss Ratio of 50.4% compared to 47.0% in 2Q25 • Accident Year Net Loss Ratio x CAT of 45.8% improved from 46.4% in 2Q25 • Revenue of $145 million grew 23.4% over 2Q25 • Book Value per share of $17.65 up 4.0% from year-end 2025 (1) Non-GAAP financial measure; see "Reconciliation of Non-GAAP Metrics" on page 8 "The power of the Hippo platform was truly on display this quarter, as we delivered significant top and bottom-line growth, with gross written premium up 61% to $482 million, revenue up 23% to $145 million, and net income up eight-fold from last year to $10 million, while simultaneously advancing our AI initiatives and strengthening our business partnerships,” said Rick McCathron, Hippo President and CEO. He continued, “Most exciting is that this quarter's results are not a one-time event, but a proof point of the value Hippo brings to both its partners and customers. Our elevated confidence in the ability to execute as a unified, technology-native insurance platform has led us to increase guidance for full year 2026 where we now expect over $1.65 billion of gross written premium with upwards of $70 million of adjusted net income.” 1

Key Operating and Financial Metrics

	Three Months Ended June		Six Months Ended June 30,	
	2026	2025	2026	2025
	($ in millions)			
Gross Written Premium	$ 482.2	$ 298.6	$ 814.6	$ 509.5
Net Written Premium	183.2	106.9	284.6	207.2
Net Retention	38 %	36 %	35 %	41 %
Total Revenue	$ 144.7	$ 117.3	$ 266.2	$ 227.6
Net Income (Loss) [1]	10.1	1.3	17.2	(46.4)
Adjusted Net Income (Loss) [1][2]	21.0	17.0	38.2	(18.1)
Basic Earnings (Loss) per Share [1]	0.38	0.05	0.66	(1.84)
Diluted Earnings (Loss) per Share [1]	0.38	0.05	0.65	(1.84)
Diluted Adjusted Earnings (Loss) per Share [1][2]	0.79	0.65	1.45	(0.72)
Annualized adjusted return on equity [2]	18.4 %	20.8 %	16.9 %	(10.4)%
Net Loss Ratio	50.4 %	47.0 %	49.3 %	75.5 %
Expense Ratio	45.4 %	53.1 %	48.2 %	53.2 %
Combined Ratio	95.8 %	100.1 %	97.5 %	128.7 %

	As of	
	June 30, 2026	December 31, 2025
Book Value Per Share (BVPS)	$17.65	$16.97
Tangible Book Value Per Share (TBVPS)[2]	$15.56	$14.76

(1) Attributable to Hippo
(2) Indicates non-GAAP financial measure; see "Reconciliation of Non GAAP Financial Measures to Their Most Directly Comparable GAAP Financial Measures"

Second Quarter Operating Summary

Net income of $10 million, or $0.38 per diluted share, compared to a $1 million in Q2 of last year. The improvement was driven primarily by stronger underwriting performance and the continued benefit of scale.

Adjusted net income of $21 million, or $0.79 a diluted share, compared to a $17 million in Q2 of last year. This quarter's results equate to a 18% annualized adjusted return on average stockholders' equity.

Gross written premium of $482 million for the quarter increased 61% year over year, up from $299 million in Q2 of last year. Growth was driven by both the Casualty and Commercial Multi-Peril (CMP) lines which were up 177% and 65% over last year, to $180 million and $138 million, respectively. The overall growth strategy is focused on improving underwriting profitability and reducing volatility, including through greater portfolio diversification. For the quarter, Casualty accounted for 37% of gross written premium, compared to CMP which accounted for 29% and Homeowners which accounted for 22%.

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Net written premium of $183 million increased by $76 million or 71% from Q2 of last year. Growth in net written premium exceeded the growth in gross written premium due to both a mix shift and a program reinsurance structure change that added approximately $21 million in CMP and $6 million Casualty net written premium this quarter. The overall 38% net retention rate in the quarter was higher than our full-year guidance of approximately 36% driven by the previously mentioned program changes in Casualty and CMP. Revenue in the quarter of $145 million increased 23% from $117 million in Q2 of last year. The increase was primarily driven by higher net earned premium up 26% to $119 million, and increases in net investment income, commission income and service and fee income. Net loss ratio of 50.4% increased 3 percentage points over the prior year. This change was largely driven by the prior year period benefiting from 7% favorable prior year development compared to 2% of favorable development this quarter. The net accident year loss ratio excluding CAT losses of 45.8% improved by 1 percentage points over the Q2 of last year. Expense ratio of 45.4% improved 8 percentage points over the prior year period driven by continued improvement of operating leverage, and continued focus on expense discipline. Combined ratio of 95.8% improved 4 percentage points over the prior year period, similarly driven continued underwriting performance below full year guidance and the improving expense ratio noted above. Total Hippo stockholders' equity of $466 million was up 7%, from $436 million at year-end 2025. Book value per share of $17.65 , at June 30, 2026, was up 4% compared to $16.97 per share at year-end 2025. 3

Guidance Update

The following Guidance update is based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Cautionary Note Regarding Forward-Looking Statements" below.

	Prior 2026 FY Guidance	Updated 2026 FY Guidance
Gross Written Premium	$1.45 - $1.525B	$1.65 - $1.7B
Net Written Premium	$520 - $550M	$565 - $580M
Revenue	$560 - $570M	$580 - $585M
Combined Ratio	103% - 105%	99% - 101%
CAT Loss Ratio	13 %	10 %
Adjusted Net Income (Loss)[1]	$48 - $56M	$62 - $70M
Stock-based compensation + Depreciation and Amortization	$42M	$42M

(1) Indicates non-GAAP financial measure; see "Reconciliation of Non GAAP Financial Measures to Their Most Directly Comparable GAAP Financial Measures"

Second Quarter Earnings Conference Call and Webcast Information

Date: Thursday, July 30, 2026
Time: 8:00 a.m. Eastern Time / 5:00 a.m. Pacific Time
Dial In: +1 833-461-5787 / Global Dial-In Numbers
Access: 180619200
Webcast: https://events.q4inc.com/attendee/180619200

A replay of the webcast will be made available after the call in the investor relations section of the company's website at https://investors.hippo.com/

About Hippo

Hippo is a technology-native insurance group that uses its carrier platform to diversify risk across both personal and commercial lines. Through the Hippo Homeowners Insurance Program, the company applies deep industry expertise and advanced underwriting to deliver proactive, tailored coverage for homeowners. Hippo Holdings Inc. subsidiaries include Hippo Insurance Services, Spinnaker Insurance Company, Spinnaker Specialty Insurance Company, and Wingsail Insurance Company. Hippo Insurance Services is a licensed property casualty insurance agent with products underwritten by various affiliated and unaffiliated insurance companies. For more information, please visit http://www.hippo.com.

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Consolidated Balance Sheet (in millions, unaudited) June 30, 2026 December 31, 2025 (unaudited) Assets Investments: Fixed maturities available-for-sale, at fair value (amortized cost: $432.9 million and $291.7 million, respectively) $ 431.0 $ 293.4 Short-term investments, at fair value (amortized cost: $67.0 million and $152.5 million, respectively) 67.0 152.5 Total investments 498.0 445.9 Cash and cash equivalents 244.5 218.3 Restricted cash 27.1 31.8 Accounts receivable, net of allowance of $0.3 million and $0.2 million, respectively 350.9 250.1 Reinsurance recoverable on paid and unpaid losses and LAE 450.1 346.6 Prepaid reinsurance premiums 448.0 353.7 Ceding commissions receivable 158.5 98.7 Capitalized internal use software 41.6 43.0 Intangible assets 13.4 13.8 Other assets 86.4 103.6 Total assets $ 2,318.5 $ 1,905.5 Liabilities and stockholders’ equity Liabilities: Loss and loss adjustment expense reserve $ 548.9 $ 420.4 Unearned premiums 741.0 579.7 Reinsurance premiums payable 396.3 304.4 Provision for commission 38.6 36.3 Surplus note 47.9 47.9 Accrued expenses and other liabilities 80.2 80.7 Total liabilities 1,852.9 1,469.4 Commitments and contingencies Stockholders’ equity: Common stock, $0.0001 par value per share; 80,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 26,384,898 and 25,699,704 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively — — Additional paid-in capital 1,667.6 1,651.5 Accumulated other comprehensive (loss) income (2.0) 1.8 Accumulated deficit (1,200.0) (1,217.2) Total stockholders’ equity 465.6 436.1 Total liabilities and stockholders’ equity $ 2,318.5 $ 1,905.5 5

Consolidated Statement of Operations (in millions, unaudited) Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Revenue: Net earned premium $ 118.7 $ 94.0 $ 217.6 $ 181.3 Commission income, net 15.7 14.7 28.4 29.1 Service and fee income 3.7 2.9 6.9 5.7 Net investment income 6.6 5.7 13.3 11.5 Total revenue 144.7 117.3 266.2 227.6 Expenses: Losses and loss adjustment expenses 59.8 44.5 107.3 136.9 Insurance related expenses 38.7 32.8 73.6 63.0 Technology and development expenses 10.1 8.1 19.5 16.2 Sales and marketing expenses 6.3 9.2 12.6 18.1 General and administrative expenses 18.2 17.4 34.4 33.9 Impairment and restructuring charges — 1.2 — 1.2 Interest and other (income) expense, net 0.6 0.1 0.6 (0.1) Total expenses 133.7 113.3 248.0 269.2 Income (loss) before income taxes 11.0 4.0 18.2 (41.6) Income tax expense (benefit) 0.9 0.1 1.0 (0.1) Net income (loss) 10.1 3.9 17.2 (41.5) Net income attributable to noncontrolling interests, net of tax — 2.6 — 4.9 Net income (loss) attributable to Hippo $ 10.1 $ 1.3 $ 17.2 $ (46.4) Other comprehensive income (loss): Change in net unrealized gain (loss) on investments, net of tax (1.4) 0.7 (3.8) 2.8 Comprehensive income (loss) attributable to Hippo $ 8.7 $ 2.0 $ 13.4 $ (43.6) Per share data: Net income (loss) attributable to Hippo Basic 0.38 0.05 0.66 (1.84) Diluted 0.38 0.05 0.65 (1.84) Weighted average common shares outstanding Basic 26,203,128 25,343,457 26,022,569 25,168,442 Diluted 26,552,111 26,023,780 26,431,819 25,168,442 6

Consolidated Statement of Cash Flow (in millions, unaudited) Six Months Ended June 30, 2026 2025 Cash flows from operating activities: Net cash provided by (used in) operating activities $ 51.6 $ (10.9) Cash flows from investing activities: Capitalized internal use software costs (6.3) (6.3) Purchases of property and equipment (0.2) — Purchases of fixed maturities (195.4) (49.4) Maturities of fixed maturities 32.2 20.4 Sales of fixed maturities 22.4 — Purchases of short-term investments (141.2) (148.7) Maturities of short-term investments 137.3 146.6 Sales of short-term investments 91.5 4.5 Proceeds from deferred consideration 25.0 — Net cash used in investing activities (34.7) (32.9) Cash flows from financing activities: Proceeds from surplus note — 47.9 Taxes paid related to net share settlement of equity awards — (5.4) Proceeds from issuance of common stock 2.1 2.3 Distributions to noncontrolling interests — (6.4) Other 2.5 (1.6) Net cash provided by financing activities 4.6 36.8 Net increase (decrease) in cash, cash equivalents, and restricted cash 21.5 (7.0) Cash, cash equivalents, and restricted cash at the beginning of the period 250.1 232.8 Cash, cash equivalents, and restricted cash at the end of the period $ 271.6 $ 225.8 7

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES (in millions, unaudited) Adjusted Net Income (Loss) Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Net income (loss) attributable to Hippo $ 10.1 $ 1.3 $ 17.2 $ (46.4) Adjustments: Depreciation and amortization 4.8 5.3 9.6 10.9 Stock-based compensation 6.6 7.9 13.1 15.6 Fair value adjustments — 0.3 — (0.2) Other one-off transactions (0.6) 1.0 (1.8) 0.8 Impairment and restructuring — 1.2 — 1.2 Realized losses on investments 0.1 — 0.1 — Tax impact of adjustments — — — — Adjusted net income (loss) $ 21.0 $ 17.0 $ 38.2 $ (18.1) Diluted Adjusted Earnings (Loss) per Share Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Adjusted net income (loss) $ 21.0 $ 17.0 $ 38.2 $ (18.1) Weighted-average common shares outstanding, diluted 26,552,111 26,023,780 26,431,819 25,168,442 Diluted Adjusted Earnings (Loss) per Share $ 0.79 $ 0.65 $ 1.45 $ (0.72) Annualized Adjusted Return on Equity Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Annualized Adjusted net income (loss) $ 84.0 $ 68.0 $ 76.4 $ (36.2) Average Hippo Stockholders' Equity 457.2 327.7 450.9 347.3 Annualized Adjusted Return on Equity 18.4% 20.8% 16.9% (10.4) % 8

Tangible Book Value Per Share

	As of June 30, 2026		As of December 31, 2025
Hippo Stockholders' Equity	$	465.6	$	436.1
Less: Intangible assets		13.4		13.8
Less: Capitalized Internal Use Software	$	41.6	$	43.0
Tangible stockholders' equity	$	410.6	$	379.3
Shares outstanding		26,384,898		25,699,704
Tangible book value per share	$	15.56	$	14.76

SUPPLEMENTAL FINANCIAL INFORMATION
(in millions, unaudited)

Net Loss, Expense, and Combined Ratio

	Three Months Ended June 30,				Six Months Ended June 30,			
	2026		2025		2026		2025	
Net Earned Premium	$	118.7	$	94.0	$	217.6	$	181.3
Catastrophe losses		8.0		8.0		12.3		62.0
Non-catastrophe losses		51.8		36.5		95.0		74.9
Loss and loss adjustment expenses	$	59.8	$	44.5	$	107.3	$	136.9
Catastrophe losses ratio		6.7 %		8.0 %		5.7 %		34.2 %
Non-catastrophe losses ratio		43.7 %		39.0 %		43.6 %		41.3 %
Net loss ratio		**50.4 %**		**47.0 %**		**49.3 %**		**75.5 %**
Insurance related expenses	$	38.7	$	32.8	$	73.6	$	63.0
Technology and development		10.1		8.1		19.5		16.2
Sales and marketing		6.3		9.2		12.6		18.1
General and administrative		18.2		17.4		34.4		33.9
Less: commission income, net and service and fee income		(19.4)		(17.6)		(35.3)		(34.8)
Total net expenses	$	53.9	$	49.9	$	104.8	$	96.4
Expense Ratio		**45.4 %**		**53.1 %**		**48.2 %**		**53.2 %**
Combined Ratio		**95.8 %**		**100.1 %**		**97.5 %**		**128.7 %**
Prior accident year developments*								
Loss and loss adjustment expenses		(2.5)		(7.0)		(5.0)		(9.9)
Net loss ratio		(2.1)%		(7.4)%		(2.3)%		(5.5)%
Net accident year loss ratio		52.5 %		54.4 %		51.6 %		81.0 %
Net accident year loss ratio x catastrophe losses		45.8 %		46.4 %		45.9 %		46.8 %

*Includes $2.6 million net benefit, or 2 percentage points for the three months ended June 30, 2026, and 1 percentage point for the six months ended June 30, 2026, related to a reinsurance commutation.

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Gross and Net Loss Ratio

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
Gross Losses and LAE	$ 191.7	$ 87.8	$ 338.9	$ 299.5
Gross Earned Premium	356.1	238.5	653.3	461.3
Gross Loss Ratio	**53.8%**	**36.8%**	**51.9 %**	**64.9%**
Net Losses and LAE	$ 59.8	$ 44.5	$ 107.3	$ 136.9
Net Earned Premium	118.7	94.0	217.6	181.3
Net Loss Ratio	**50.4%**	**47.0%**	**49.3 %**	**75.5 %**

Underwriting Data

The Company has a single reportable segment and offers property & casualty insurance products. Gross written premiums (GWP), Net written premiums (NWP), and Net earned premiums (NEP) by line of business are presented below:

Gross Written Premium (GWP) by State

	Three Months Ended June 30,				Six Months Ended June 30,			
	2026		2025		2026		2025	
	Amount	% of GWP	Amount	% of GWP	Amount	% of GWP	Amount	% of GWP
State								
California	$ 86.1	18 %	$ 51.6	17 %	152.2	19 %	$ 97.6	19 %
Texas	86.4	18 %	35.9	12 %	122.6	15 %	61.9	12 %
New York	69.8	14 %	27.4	9 %	114.1	14 %	39.6	8 %
Florida	56.6	12 %	49.2	16 %	99.5	12 %	81.2	16 %
Illinois	16.5	3 %	9.1	3 %	29.4	4 %	15.1	3 %
Georgia	11.1	2 %	8.0	3 %	20.8	3 %	13.6	3 %
New Jersey	9.5	2 %	3.9	1 %	16.1	2 %	8.2	2 %
Colorado	8.6	2 %	6.5	2 %	15.6	2 %	11.0	2 %
Massachusett	9.1	2 %	8.1	3 %	15.5	2 %	13.3	3 %
Michigan	9.2	2 %	4.7	2 %	15.2	2 %	8.2	2 %
Other	119.3	25 %	94.2	32 %	213.6	26 %	159.8	31 %
Total	$ 482.2	100 %	$ 298.6	100 %	$ 814.6	100 %	$ 509.5	100 %

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Gross Written Premium (GWP) by Line of Business Three Months Ended June 2026 2025 Amount Amount Change % Change Line of Business Homeowners $ 106.7 $ 100.0 $ 6.7 7 % Renters 49.6 44.2 5.4 12 % Commercial Multi-Peril 137.6 83.3 54.3 65 % Casualty 179.5 64.9 114.6 177 % Other 8.8 6.2 2.6 42 % Total $ 482.2 $ 298.6 $ 183.6 61 % Six Months Ended June 30, 2026 2025 Amount Amount Change % Change Line of Business Homeowners $ 194.0 $ 187.1 $ 6.9 4 % Renters 90.4 79.2 11.2 14 % Commercial Multi-Peril 233.4 134.0 99.4 74 % Casualty 280.1 99.2 180.9 182 % Other 16.7 10.0 6.7 67 % Total $ 814.6 $ 509.5 $ 305.1 60 % Net Written Premium (NWP) by Line of Business Three Months Ended June 2026 2025 Amount Amount Change % Change Line of Business Homeowners $ 76.1 $ 63.0 $ 13.1 21 % Renters 19.4 19.5 (0.1) (1) % Commercial Multi-Peril 50.7 26.0 24.7 95 % Casualty 35.0 1.5 33.5 2233 % Other 2.0 (3.1) 5.1 (165) % Total $ 183.2 $ 106.9 $ 76.3 71% 11

Six Months Ended June 30, 2026 2025 Amount Amount Change % Change Line of Business Homeowners $ 136.9 $ 115.7 $ 21.2 18 % Renters 30.2 56.7 (26.5) (47) % Commercial Multi-Peril 68.3 38.5 29.8 77 % Casualty 47.9 2.6 45.3 1742 % Other 1.3 (6.3) 7.6 (121) % Total $ 284.6 $ 207.2 $ 77.4 37 % Net Earned Premium (NEP) by Line of Business Three Months Ended June 2026 2025 Amount Amount Change % Change Line of Business Homeowners $ 65.6 $ 62.3 $ 3.3 5 % Renters 18.0 18.7 (0.7) (4) % Commercial Multi-Peril 23.8 11.9 11.9 100 % Casualty 10.7 0.8 9.9 1238 % Other 0.6 0.3 0.3 100 % Total $ 118.7 $ 94.0 $ 24.7 26 % Six Months Ended June 30, 2026 2025 Amount Amount Change % Change Line of Business Homeowners $ 128.3 $ 123.9 $ 4.4 4 % Renters 35.0 35.3 (0.3) (1) % Commercial Multi-Peril 39.7 18.5 21.2 115 % Casualty 13.9 1.3 12.6 969 % Other 0.7 2.3 (1.6) (70) % Total $ 217.6 $ 181.3 $ 36.3 20% 12

Information about Key Operating Metrics/Non-GAAP Financial Measures We define adjusted net income, a Non-GAAP financial measure, as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We calculate the tax impact only on adjustments which would be included in calculating our income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. We use adjusted net income as an internal performance measure in the management of our operations because we believe it gives our management and financial statement users useful insight into our results of operations and our underlying business performance. Adjusted net income does not reflect the overall profitably of our business and should not be viewed as a substitute for net income calculated in accordance with GAAP. Other companies may define adjusted net income differently. We define diluted adjusted earnings (loss) per share, a Non-GAAP financial measure, as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. Diluted adjusted earnings (loss) per share should not be viewed as a substitute for diluted earnings (loss) per share calculated in accordance with GAAP. Other companies may define diluted adjusted earnings (loss) per share differently. We define annualized adjusted return on equity, a Non-GAAP financial measure, as adjusted net income (loss) expressed on an annualized basis as a percentage of average beginning and ending Hippo stockholders’ equity during the period. We use annualized adjusted return on equity as an internal performance measure in the management of our operations because we believe it gives our management and financial statement users useful insight into our results of operations and our underlying business performance. Annualized adjusted return on equity should not be viewed as a substitute for return on equity calculated in accordance with GAAP. Other companies may define annualized adjusted return on equity differently. We define tangible book value per share, a Non-GAAP financial measure, as total stockholders’ equity, less intangible assets and capitalized internal software, divided by the outstanding number of shares of our common stock at the end of the relevant period. Our definition of tangible book value per share may not be comparable to that of other companies, and it should not be viewed as a substitute for book value per share calculated in accordance with GAAP. We use tangible book value per share internally to evaluate changes from period to period in book value per share exclusive of changes in intangible assets. 13

These Non-GAAP financial measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of these Non- GAAP financial measures to their most directly comparable GAAP counterpart is included above. We believe that these non-GAAP measures of financial results provide useful supplemental information to investors about Hippo. The Company is unable to provide a reconciliation of Adjusted Net Income (Loss) to Net Income (Loss), its most directly comparable GAAP financial measure, on a forward-looking basis without unreasonable effort, because items that impact this GAAP financial measure are not within the Company’s control and/or cannot be reasonably predicted. These items may include, but are not limited to, predicting forward-looking share-based compensation. Such information may have a significant, and potentially unpredictable, impact on the Company’s future financial results. Cautionary Note Regarding Forward-Looking Statements Certain statements included in this press release that are not historical facts are forward- looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding the financial position, business strategy, and the plans and objectives of management for Hippo Holdings Inc. (together with its subsidiaries, “Hippo,” the “Company,” “we,” “us” and “our”) for future operations, statements regarding our strategic relationships, and statements regarding future expansion of our program are forward-looking statements. These statements are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “seem,” “should,” “strive,” “will,” “would,” including the negative expressions of these words and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, for example, statements about: 14

• our future results of operations and financial condition, including estimates and forecasts of financial and operating results and performance metrics, and our ability to attain and maintain profitability; • our business strategy, including our cost reduction efforts, our diversified distribution strategy, and our plans to expand into new markets and new products; • our ability to grow our business and, if such growth occurs, to effectively manage such growth, including the growth and development of our builder network and other distribution channels; • customer satisfaction and our ability to attract, retain, and expand our customer base; • our ability to maintain and enhance our brand and reputation, including the quality of our products and services; • our expectations about our book of business, including our ability to cross-sell and to attain greater value from each customer; • the effects of seasonal and cyclical trends on our results of operations; • our ability to compete effectively in the segments of the insurance industry in which we operate; • our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; • our expectations regarding the effectiveness and adequacy of our reinsurance program, our ability to maintain reinsurance contracts and our near- and long-term strategies and expectations with respect to the availability, adequacy, coverage, limits, pricing, and cession of insurance risk; • our ability to utilize, develop, and protect our proprietary technology, digital platform, and intellectual property; • our development, deployment, and use of artificial intelligence and machine learning technologies, including the risk that competitors or other third parties may incorporate such technologies into their products more quickly or more successfully than we do; • our ability to leverage our data, technology, and geographic diversity to help manage risk; • our ability to expand our product offerings or improve existing ones; 15

• our ability to attract and retain personnel, including our officers and key employees; • potential harm caused by outages or interruptions in, or delays to, services provided by our third-party providers, including our data vendors; • potential harm caused by misappropriation of our data and compromises in cybersecurity, and our ability to receive, process, store, use, and share data in compliance with laws and regulations related to data privacy and data security; • potential harm caused by changes in internet search engines’ methodologies; • our denial of claims or our failure to accurately and timely pay claims; • the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; • any overall decline in economic activity; • regulators’ identification of errors in the policy forms we use, the rates we charge, and our customer communications, including cancellations, non-renewals, and reinstatements, through market conduct exams, complaints, or other inquiries; • our ability to navigate extensive insurance industry regulations and the scrutiny of state insurance regulators, and the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, the insurance industry generally, and data privacy and cybersecurity, in the United States and internationally; • our expected use of cash on our balance sheet, our future capital needs, and our ability to raise additional capital; • fluctuations in our results of operations and operating metrics; and • our public securities’ liquidity and trading. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. You should not rely upon forward-looking statements as predictions of future events. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we cannot guarantee that the future results, levels of activity, performance, events, and circumstances reflected in the forward-looking statements will be achieved or occur at all. 16

These forward-looking statements are subject to a number of risks, uncertainties, and other factors, including those described above and other risks set forth in the sections entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in other documents that may be filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Hippo does not presently know or that Hippo currently believes are immaterial that could also cause actual results, events, or circumstances to differ materially from those described in the forward-looking statements. These forward-looking statements are based on information available as of the date of this press release and reflect Hippo’s expectations, plans, forecasts, and views of future events as of that date. Accordingly, forward-looking statements should not be relied upon as representing Hippo’s views as of any subsequent date, and Hippo does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. While Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements. Rounding Certain monetary amounts, percentages, and other figures included in this release have been subject to rounding adjustments. The sum of individual metrics may not always equal total amounts indicated due to rounding. Contacts Investors: Charles Sebaski Investors@hippo.com Press: Mark Olson press@hippo.com 17

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